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                              PNC INVESTMENT CORP.
                                  One PNC Plaza
                                249 Fifth Avenue
                              Pittsburgh, PA 15222


                                 April 15, 1999


Key Energy Services, Inc.
Two Tower Center, 20th Floor
East Brunswick, New Jersey  08816


Dear Sirs:

          PNC Investment Corp. ("PNC"), upon the terms and subject to the conditions set forth herein, hereby agrees to purchase from Key Energy Services, Inc. (the "Company"), up to $50 million of the Company's common stock, par value $.10 per share (the "Common Stock"), to be offered pursuant to a prospectus previously filed and related prospectus supplement (the "PNC Prospectus") to be filed by the Company with the Securities and Exchange Commission in connection with the Company's effective Registration Statement on Form S-3 (File No. 333-67665) (the "Registration Statement"). We have been advised that in connection with the Registration Statement the Company has filed a prospectus and intends to file a related prospectus supplement (the "Public Prospectus") relating to shares of Common Stock being offered by Friedman, Billings, Ramsey & Co. and Dain Rauscher Wessels (together, the "Underwriters") to the public (the "Offering").

          1. PURCHASE COMMITMENT. PNC hereby commits, subject to the Company's delivery to PNC of a final PNC Prospectus, that if the Underwriters and the Company sell shares of Common Stock in the Offering that result in at least $100 million in gross proceeds to the Company (inclusive for purposes of this letter agreement of the $10 million committed to be purchased by Green-Cohn Group LLC, DFG Corporation and ZPG Securities, L.L.C. (collectively, the "Institutional Investors")), PNC will, if requested by the Company, purchase from the Company such number of shares of Common Stock that will result in gross proceeds to the Company, when aggregated with the gross proceeds from the Offering and from the Institutional Investors, of $175 million, subject to the $50 million limitation in the preceding paragraph and to the limitations set forth in Section 2 below (the "Purchase Commitment"). Once gross proceeds to be received by the Company from the Offering, the Institutional Investors' purchase of Common Stock and any purchase of Common Stock by PNC, in the aggregate, equal $175 million, PNC shall have no further obligation to purchase any additional shares of Common Stock. Any purchase made by PNC pursuant to its Purchase Commitment or the Optional Investment (as defined below) provided for herein, shall be consummated
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simultaneously with the purchase by the Underwriters in connection with the
Offering on the date of such purchase (the "Closing Date").

          2. INVESTMENT LIMITATIONS. Under the Purchase Commitment, PNC shall purchase (i) first, voting Common Stock, up to such number of shares of voting Common Stock ("Voting Shares") as would result in PNC and its affiliates, in the aggregate, holding not more than 4.9999% of the total number of Voting Shares outstanding upon issuance of such shares, after giving effect to such issuance and including all other Voting Shares held by PNC and its affiliates at such time, and (ii) second, a new class of nonvoting Common Stock (having the terms set forth on Appendix A hereto), up to such number of shares of nonvoting Common Stock ("Nonvoting Shares") as would result in PNC and its affiliates, in the aggregate, holding not more than 24.9999% of the total equity of the Company upon issuance of such Nonvoting Shares, after giving effect to such issuance and including all other shares of Common Stock held by PNC and its affiliates at such time. The calculations contemplated by this Section 2 shall be made by PNC in accordance with Section 4 of the Bank Holding Company Act of 1956, as amended, and the regulations and policy statements of the Board of Governors of the Federal Reserve System thereunder. Notwithstanding any other provisions set forth in this letter agreement, PNC shall in no event be required to purchase shares of Common Stock to the extent PNC determines that such purchase would result in a violation of any law or regulation.

          3. OPTIONAL INVESTMENT. If the Underwriters and the Company sell shares of Common Stock in the Offering and to the Institutional Investors that, in the aggregate, result in more than $125 million in gross proceeds to the Company and, thus, PNC's Purchase Commitment is not fully utilized by the Company, PNC shall have the right, but not the obligation, to purchase an additional number of shares of Common Stock in the Offering to increase PNC's total investment in the Common Stock pursuant to this letter agreement to an amount not to exceed $50 million calculated at the Offering Price (the "Optional Investment"); provided that PNC's Optional Investment shall be limited to a number of shares such that the gross proceeds to the Company therefrom, when aggregated with the gross proceeds to the Company from the Offering, the purchase by the Institutional Investors and the Purchase Commitment, do not exceed $200 million. To the extent not theretofore exercised, PNC's rights with respect to the Optional Investment shall terminate on the Closing Date. Notwithstanding the preceding sentence, PNC's rights to the Optional Investment shall become exercisable only at such time as the distribution of the Common Stock in the Offering, including shares issuable pursuant to the underwriters' over-allotment option, has been completed. PNC's must exercise its Optional Investment rights within three business days of the completion of such distribution by the underwriters.
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          4.   SHARE PRICE. The per share price for shares of Common Stock purchased by PNC pursuant to PNC's Purchase Commitment and Optional Investment shall be determined as follows:

          (a) if PNC purchases less than $10 million of Common Stock, then the per share purchase price for each share purchased by PNC shall be equal to 99% multiplied by the Offering Price (as defined below);

          (b) if PNC purchases at least $10 million of Common Stock but less than $20 million of Common Stock, then the per share purchase price for each share purchased shall be equal to 98% multiplied by the Offering Price;

          (c) if PNC purchases at least $20 million of Common Stock but less than $30 million of Common Stock, then the per share purchase price for each share purchased shall be equal to 97% multiplied by the Offering Price;

          (d) if PNC purchases at least $30 million of Common Stock but less than $40 million of Common Stock, then the per share purchase price for each share purchased shall be equal to 96% multiplied by the Offering Price; and

          (e) if PNC purchases at least $40 million of Common Stock, then the per share purchase price for each share purchased shall be equal to 95% multiplied by the Offering Price.

          For purposes of determining the per share price payable by PNC under this Section 4, the dollar amount of Common Stock required or permitted to be purchased by PNC pursuant to this letter agreement shall be calculated based on the number of shares purchased by PNC multiplied by the Offering Price and not by the per share purchase price paid by PNC. For purposes of this letter agreement, the "Offering Price" shall mean the price per share at which Common Stock is offered by the Underwriters to the public in the Offering.

          5. TERMINATION OF PURCHASE COMMITMENT. PNC's Purchase Commitment shall automatically terminate upon the earlier of (i) written notice from the Company to PNC that it will not proceed with the Offering, (ii) the existence of a final order, injunction or notice from a court or administrative agency of competent jurisdiction that prohibits consummation of the transaction contemplated herein, or (iii) May 15, 1999.
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          6.   TRANSFERABILITY. PNC agrees (i) not to transfer a number of shares of Common Stock to any one person or entity if in the aggregate, after giving effect to such transfer, such person or entity together with its affiliates and persons who collectively are acting as a group for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to PNC's knowledge after review of filings under Section 13(d) and 13(g) of the Exchange Act available on the EDGAR system, would be the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of 5% or more of the total outstanding shares of Common Stock and (ii) not to transfer any Nonvoting Shares that will not convert to Voting Shares upon such transfer in accordance with the terms set forth in Appendix A. The preceding sentence shall not apply to transfers among affiliates of PNC and clause (i) of the preceding sentence shall not apply to open market transactions on the New York Stock Exchange or through a registered broker-dealer in which PNC does not know the identity of the purchaser of the shares sold. PNC further agrees (i) to consult with the Company and its specialist on the New York Stock Exchange with respect to transfers of Common Stock by PNC and (ii) to develop jointly with them means of selling its Common Stock so as not to significantly disrupt the market for the shares of Common Stock. In addition, PNC agrees for the benefit of the Underwriters that for 180 days following the Closing Date it will not transfer any of the shares of Common Stock acquired pursuant to this letter agreement without prior consent from the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed; provided that PNC may dispose of shares of Common Stock within the 180 day period without the Underwriters' consent if it is required to do so to comply with applicable law or regulation.

          7. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to PNC as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business or operations of the Company.

          (b) The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part
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of the Company, and this letter agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution and delivery of this letter agreement has been authorized by the board of directors of the Company and no other corporate action is necessary. The execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated by this letter agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries, or their respective properties are bound, which in the case of either (i) or (ii), would have a material adverse effect on the business or operation of the Company.

          (c) All of the Voting Shares and Nonvoting Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right.

          (d) The PNC Propectus and all documents incorporated therein by reference do not, and will not, on the date it is delivered to PNC, contain any untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading and complied with all applicable requirements of securities laws and regulations.

          8. DELIVERIES AT CLOSING. If PNC purchases any Common Stock pursuant to its Purchase Commitment or its Optional Investment, then PNC shall receive as a condition to closing and the Company agrees to deliver to PNC:

          (a) a certificate, dated as of the Closing Date and executed by the President of the Company, certifying that (i) the shares of Common Stock purchased by PNC pursuant to this letter agreement are duly authorized and validly issued, fully paid and nonassessable, and (ii) the Company is not subject to any Redemption Requirements. As used herein "Redemption Requirement" means any requirement, obligation or agreement of the Company to redeem or repurchase any shares of its outstanding stock or otherwise reduce the number of shares of its outstanding Common Stock; and.

          (b) a favorable opinion, dated as of the Closing Date, from Porter & Hedges, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to PNC, to the effect that (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland; (ii) all corporate proceedings required to be taken by or on
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the part of the Company to authorize the execution of this letter agreement and the consummation of the transactions contemplated hereby have been taken; (iii) the shares of Common Stock to be delivered in accordance with this letter agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of the Company; and (iv) this letter agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of, the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) equitable principles of general applicability or (B) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may relay upon (I) certificates of public officials and of officers of the Company as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to PNC, as to matters other than federal or Texas law.

          9. NON-ATTRIBUTION. PNC and PNC Bank, National Association ("PNC Bank") are separate legal entities, and no action or omission of PNC relating to the Company shall be attributed to PNC Bank, and no action or omission of PNC Bank relating to the Company shall be attributed to PNC; provided, however, that each PNC affiliate shall be deemed to possess the same information regarding the Company that all other PNC affiliates possess as of the date of this letter agreement.

          10. PASSIVE INVESTOR. PNC and its affiliates are acquiring the shares of Common Stock of the Company solely for investment purposes and shall not exercise or attempt to exercise any controlling influence over the business or affairs of the Company or any of its subsidiaries, as set forth in detail in Appendix B hereto.

          11. EXPENSES. In addition to any other amounts payable hereunder, and regardless of whether the Offering is consummated, the Company agrees to reimburse PNC from time to time promptly upon written request (including a summary of items for which reimbursement is requested) for reasonable out of pocket expenses incurred by PNC or its affiliates in connection with the matters contemplated under this letter agreement, including without limitation, reasonable attorneys' fees and disbursements of PNC's legal counsel and other professional advisors (if any), in an aggregate amount not to exceed $50,000.

          12. ASSIGNABILITY. PNC may assign all of its rights and obligations under this letter agreement to any affiliate of PNC, or, with the prior written consent of the Company, to any unaffiliated third party.
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          13.  MISCELLANEOUS.

          (a) Nothing in this letter agreement is intended to obligate or commit PNC or any of its affiliates to provide any services or financing other than as set forth above.

          (b) This letter agreement may be executed by facsimile, and/or in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This letter agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral) of the parties hereto with respect to the subject matter hereof, and cannot be amended or otherwise modified except in writing executed by the parties hereto.

          (c) This letter agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provisions or rules thereof.

          (d) The terms and provisions of this letter agreement are solely for the benefit of the Company, PNC and their respective successors and assigns, and no other persons shall acquire or have any rights by virtue of this letter agreement. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company and PNC.
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          Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this letter agreement.

                                        Very truly yours,

                                        PNC INVESTMENT CORP.


                                        By:  /s/ Thomas R. Moore
                                             -----------------------------------
                                             By:     Thomas R. Moore
                                             Title:  Assistant Secretary

Accepted and agreed to this
15th day of April, 1999, by:



KEY ENERGY SERVICES, INC.


By:  /s/ Stephen E. McGregor
     -----------------------
     Stephen E. McGregor
     Executive Vice President and Chief Financial Officer
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                                                                      APPENDIX A

                         TERMS OF NONVOTING COMMON STOCK


The Company shall authorize a new, nonvoting class of Common Stock (the "Nonvoting Common Stock"), identical in all respects to the existing class of voting Common Stock (the "Voting Common Stock"), except as set forth below:

     1. VOTING RIGHTS. The holders of the shares of Nonvoting Common Stock shall be entitled to vote as follows:

          (a) The holders of the shares of Nonvoting Common Stock shall be entitled to vote,

               (i) as a class, each share having one vote, with respect to any matters submitted to a vote at a meeting of the stockholders affecting the rights, preferences or obligations relating to the Nonvoting Common Stock, and

               (ii) together with all other classes, each share having one vote, with respect to any matter submitted to a vote at a meeting of the stockholders relating to (x) consolidation, merger, or sale of substantially all of the assets of the Company, or (y) dissolution or liquidation, of the Company.

          (b) Except as set forth in paragraph (a) of this Section 1, or as specifically required by law, the holders of the shares of Nonvoting Common Stock shall not be entitled to vote on any matter submitted to a vote at a meeting of the stockholders, but shall be entitled to notice of, and participation in, the meetings of the stockholders of the Company. To the extent that the Nonvoting Common Stock is entitled to vote on the increase in the number of authorized shares of Nonvoting Common Stock, it shall vote together with the Voting Common Stock as a single class.

     4. CONVERSION OF NONVOTING COMMON STOCK. Outstanding shares of Nonvoting Common Stock shall, automatically and without any action by the holder thereof except as required by Section 3 hereof, convert into an equal number of shares of Voting Common Stock:
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          (a)  if such shares have been:

               (i)    transferred in a widely dispersed public offering; or

               (ii) transferred, sold or otherwise disposed of to a transferee who will then hold Voting Common Stock that is less than 2% of the then-outstanding Voting Common Stock; or

               (iii) transferred, sold or otherwise disposed of to a transferee who, prior to acquiring the shares of Voting Common Stock from the holder, already owned more than 50% of the then-outstanding shares of Voting Common Stock; or

          (b)  upon the agreement of the Company in its sole discretion.

     3.   PROCEDURES RELATING TO CONVERSION.

          (a) Each share of Nonvoting Common Stock transferred in accordance with Section 2 will, as set forth therein, automatically convert into one share of Voting Common Stock. Such conversion of shares of Nonvoting Common Stock into shares of Voting Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be transferred at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Nonvoting Common Stock) at any time during normal business hours, together with a certificate of the holder of such Nonvoting Common Stock stating that the shares, or a stated number of the shares, of Nonvoting Common Stock represented by such certificate or certificates have been transferred in accordance with the provisions of Section 2. Upon receipt of such statement and the surrender of the certificates representing the shares to be converted, the Company or its agent shall issue the number of shares of Voting Common Stock as is equal to the number of shares to be transferred without further inquiry and shall issue to the holder a certificate representing the shares of Nonvoting Common Stock that have not been converted into Voting Common Stock. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holders of the converted Nonvoting Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of Voting Common Stock are to be issued
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upon such conversion shall be deemed to have become the holder or holders of record of the shares of Voting Common Stock represented thereby.

          (b) Promptly after such surrender and the receipt of such written notice, the Company shall issue and deliver in accordance with the surrendering holder's instructions (1) the certificate or certificates for the Voting Common Stock issuable upon such conversion, and (2) a certificate representing any Nonvoting Common Stock that was represented by the certificate or certificates delivered to the Company in connection with such conversion but that was not converted.

          (c) The issuance of certificates for Voting Common Stock upon conversion of Nonvoting Common Stock shall be made without charge to the holders of such shares for any stamp, transfer or issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Voting Common Stock.

     4.   CHANGES TO CAPITAL STRUCTURE. Any subdivision, split, reverse-split or reclassification of any class of Common Stock shall be applied equally to all other classes of Common Stock.
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                                                                      APPENDIX B

                            PASSIVE INVESTMENT TERMS


          PNC does not seek to control or participate in the management of the Company. PNC will be a passive investor in the Company and agrees with the Company as follows:

          1. PNC will not seek or accept representation on the board of directors of the Company;

          2. PNC will not take action causing the Company to become a subsidiary of PNC;

          3. PNC will not acquire or retain shares that would cause the combined ownership interests of PNC and its subsidiaries (excluding shares held by PNC or its subsidiaries in a fiduciary or representative capacity for the benefit of a third party) in the Company to exceed 4.9999 percent of any "class" of outstanding "voting securities" (both as defined in Regulation Y of the Board of Governors of the Federal Reserve System or any successor regulation thereto) of the Company or 24.9999 percent of the total equity of the Company;

          4. PNC will not exercise or attempt to exercise a controlling influence over the management or policies of the Company;

          5. PNC will not have or seek to have any representative serve as an officer, agent, or employee of the Company or any of its subsidiaries;

          6. PNC will not propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of the Company;

          7. PNC will not solicit or participate in soliciting proxies with respect to any matter presented to shareholders of the Company;

          8. PNC will not attempt to influence the dividend policies or practices of the Company;
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          9.   PNC will not enter into any joint venture of any kind with the
               Company, and there will be no advertising or marketing of each other's services or products;

          10. PNC will not increase the extent of PNC's current banking relationship or nonbanking services relationship with the Company in an amount that would be material to PNC or the Company and, to the extent any such relationships are entered into, they will be undertaken only in the ordinary course of business and will be on terms and conditions comparable to those in transactions with parties in which PNC is not an investor; and

          11. PNC will not dispose or threaten to dispose of shares of the Company in any manner as a condition of specific action or inaction of the Company;

provided, however, that nothing herein shall in any way condition, limit, reduce, waive or modify the rights or authority that PNC or its affiliates may have as a creditor of the Company or the Company's subsidiaries (or as an agent or manager acting on behalf of other creditors), pursuant to any loan, credit or similar agreement or under applicable laws governing debtor-credit relationships including, without limitation, bankruptcy, insolvency, receivership, reorganization or similar laws or under laws permitting a bank or bank holding company to acquire or own securities in connection with a debt previously contracted, nor shall anything herein in any way condition, limit, reduce, waive or modify in any way any covenants, representations, warrantees or obligations that the Company or its subsidiaries have under any loan, credit or similar agreement or under applicable laws governing the debtor-creditor relationship.